UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2016

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive #325
Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

(703) 865-0700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 17, 2016, PTGi International Carrier Services, Inc. (“PTGi-ICS”), a wholly-owned subsidiary of HC2 Holdings, Inc. (the “Company”) and Mesfin Demise, Chief Financial Officer of PTGi-ICS determined that Mr. Demise's employment would cease on August 12, 2016. Prior to his employment with PTGi-ICS, Mr. Demise served as the Chief Financial Officer of the Company.

In order to fully and finally settle all existing claims, whether or not now known, arising out of Mr. Demise’s employment, PTGi-ICS entered into a separation and release agreement with Mr. Demise dated as of July 20, 2016, a copy of which is attached hereto as Exhibit 10.1 (the “Separation Agreement”). For purposes of that certain Employment Letter, dated May 20, 2015, by and between Mr. Demise and PTGi-ICS, Mr. Demise’s employment with PTGi-ICS is deemed terminated “without cause.” Mr. Demise will receive a lump sum separation payment of Eighty-two Thousand Five Hundred Dollars and 00/100 ($82,500.00). The Separation Agreement also contains customary release and non-disparagement provisions.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description
10.1	Separation and Release Agreement by and between PTGi International Carrier Services, Inc. and Mesfin Demise dated July 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2016

HC2 Holdings, Inc.

By:	/s/ Paul L. Robinson
Paul L. Robinson
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation and Release Agreement by and between PTGi International Carrier Services, Inc. and Mesfin Demise dated July 20, 2016